Exhibit 10.4

ODYSSEY MARINE EXPLORATION, INC.

Common Stock Purchase Warrant

Warrant No.: 2016-01	120,000 Shares of Common Stock

Issued as of October 1, 2016 (the “Issue Date”)

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE, AND NEITHER THIS WARRANT NOR SUCH SHARES OF COMMON STOCK MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR AN EXEMPTION THEREFROM, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH EXEMPTION APPLIES AND THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

Expires and is void after 5:00 p.m. E.S.T. October 1, 2021 (the “Expiration Date”).

Warrant for the Purchase of Common Stock, Par Value $.0001 Per Share

ODYSSEY MARINE EXPLORATION, INC.

FOR VALUE RECEIVED, ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation with its principal executive offices at 5215 W. Laurel Street, Tampa, Florida 33607 (the “Company”), hereby certifies that Epsilon Acquisitions LLC a Delaware limited liability company (“Epsilon”), or its assigns (Epsilon, together with any such assigns, the “Holder”), is entitled to purchase upon exercise of this warrant (the “Warrant”), subject to the provisions hereof, from the Company, at a price per share set forth in the Section 1 hereof (the “Exercise Price”), the number of fully paid and non-assessable shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) set forth above (the “Warrant Shares”), subject to adjustment as provided in Section 9 hereof. Capitalized terms used herein but not defined shall have the meanings assigned them in that certain Note Purchase Agreement, dated as of March 18, 2016, amended and restated as of the date hereof (the “Purchase Agreement”), by and between the Company, Odyssey Marine Enterprises, Ltd., a Bahamas company, and Holder.

1.    EXERCISE PRICE.    The Exercise Price for any shares of Common Stock purchased upon exercise of this Warrant shall be $3.52 per share, subject to adjustment as provided herein.

2.    EXERCISE OF WARRANT.

2.1    Subject to the terms and conditions set forth herein, including the limitations set forth in Section 2.2 and Section 3 hereof, this Warrant shall be exercisable (in whole or in part) during the term commencing on the Closing Date and ending at 5:00 p.m., Eastern Standard Time, on the Expiration Date set forth above (the “Exercise Period”). At any time during the Exercise Period, this Warrant shall be exercisable (in whole or in part) by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder of in writing), with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the applicable Exercise Price in lawful money of the United States of

America in the form of cash or its equivalent, subject to adjustment as set forth herein, or any lesser number set forth in the Purchase Form. Upon receipt by the Company of this Warrant at its principal office, in proper form for exercise, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not be actually delivered to Holder at the time of such exercise.

2.2    Notwithstanding anything to the contrary contained in this Warrant, in the event that, after the date hereof, Epsilon is in default of its obligations to fund any Loan pursuant to and in accordance with the Purchase Agreement, then, thereafter, the maximum aggregate number of shares of Common Stock that may be purchased hereunder shall be the number determined by multiplying 120,000 by a fraction, (a) the numerator of which is the aggregate principal amount of Loans that have been extended to the Company by Epsilon pursuant to the Purchase Agreement on or after the date hereof and prior to the date of such failure and (b) the denominator of which is $3,000,000.

2.3    Anything elsewhere contained herein to the contrary notwithstanding, in lieu of payment of the Exercise Price, a Holder may exercise this Warrant by presentation and surrender of this Warrant to the Company, together with a Cashless Exercise Form in the form attached hereto as Annex A (or a reasonable facsimile thereof) duly executed (a “Cashless Exercise”). Such presentation and surrender shall be deemed a waiver of the Holder’s obligation to pay all or any portion of the Exercise Price, as the case may be. In the event of a Cashless Exercise, the Holder shall exchange this Warrant for that amount of shares of Common Stock determined by multiplying the amount of shares of Common Stock for which this Warrant is being exercised by a fraction, (a) the numerator of which shall be the difference between (i) the then current market price per share of Common Stock, and (ii) the Exercise Price, and (b) the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 2.3, the then current market price per share of Common Stock at any date shall be deemed to be the five day VWAP (as defined in the Note) of the Common Stock prior to the Cashless Exercise. If, during such measuring period, there shall occur any event which gives rise to any adjustment of the Warrant Shares, then a corresponding adjustment shall be made with respect to the closing prices of the Common Stock for the days prior to the effective date of such adjustment event.

3.    LIMITATIONS ON EXERCISES.    This Warrant shall be exercisable (in whole or in part) at the election of the Holder: (a) upon a merger consolidation, third party tender offer or similar transaction relating to the Company or (b) at any time or from time to time, upon seventy-five (75) days’ notice to the Company given during the Exercise Period, in each case, into shares of Common Stock at the Exercise Price.

4.    ISSUANCE OF CERTIFICATE FOR WARRANT SHARES.    Subject to Section 13 hereof, as soon as practicable after the exercise of this Warrant, and in any event within ten (10) days following such exercise, the Company at its expense will cause to be issued in the name of, and delivered to, Holder a certificate or certificates for the number of full shares of Common Stock to which such Holder shall be entitled upon such exercise. Additionally, upon delivery of the certificate to Holder, the Company shall, in lieu of any fractional shares of Common Stock to which Holder would have otherwise herein been entitled upon the exercise of this Warrant, pay to Holder cash in an amount to be determined by and in accordance with Section 6 hereof. If Holder chooses to exercise this Warrant in part, then, in addition to delivering to Holder a certificate or certificates for the number of full Warrant Shares to which such Holder shall be entitled upon such exercise, the Company shall also deliver to Holder a new Warrant of like tenor and date exercisable for the remaining number of Warrant Shares.

5.    SHARES FULLY PAID; RESERVATION OF SHARES.    The Company represents to Holder that all Warrant Shares that may be issued upon the exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant and payment of the Exercise Price therefor, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of authorized but unissued shares of Common Stock, free from all preemptive rights therein, as shall be required to provide for the exercise of this Warrant. The Warrant Shares are subject to the terms, rights and provisions set forth in the Company’s articles of incorporation, as amended and/or restated from time to time.

6.    FRACTIONAL SHARES.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to Holder an amount in cash equal to such fraction multiplied by the weighted average closing price of the Common Stock of the Company for the five days prior to the day of exercise.

7.    TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.    This Warrant may be assigned by Holder to another person or entity in accordance with the transfer provisions hereof; provided that such assignment shall comply with the provisions of Section 13 of this Warrant. Upon satisfaction of such terms and conditions, and upon surrender of this Warrant to the Company accompanied by a duly executed assignment form, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be terminated and canceled. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) the delivery by the Holder to the Company of a reasonably satisfactory affidavit of loss and indemnity (but without any requirement to provide security or post a bond) by Holder, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant is lost, stolen, destroyed, or mutilated, and shall be at any time enforceable by anyone.

8.    RIGHTS OF THE HOLDER.    Holder shall not, by virtue of this Warrant, be entitled to any of the rights of a stockholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant, provided that Holder may be entitled to other rights as set forth in other agreements and/or by virtue of being a stockholder in the Company.

9.    ADJUSTMENT PROVISION.

9.1    The number of Warrant Shares issuable hereunder shall be proportionately adjusted upon the occurrence of any Adjustment Event (as hereinafter defined) such that the Holder hereof shall have the right to receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such securities, money or other property as would have been issued or delivered to Holder if Holder had exercised this Warrant and had received such Warrant Shares immediately prior to such Adjustment Event. Upon any adjustment of the Warrant Shares pursuant to the preceding sentence, the Exercise Price shall be adjusted such that the new Exercise Price is equal to the result obtained by dividing (a) the product of (i) the number of Warrant Shares or other securities issuable under this Warrant immediately prior to such adjustment, and (ii) the Exercise Price in effect immediately prior to such adjustment, by (b) the number of Warrant Shares or other securities issuable under this Warrant immediately after such adjustment. As used herein “Adjustment Event” shall mean (a) any reclassification, capital reorganization, recapitalization, stock dividend, stock split or other capital reorganization or change of securities of the class or series issuable upon the exercise of this Warrant, (b)

any consolidation or merger of the Company with or into another corporation or other entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of securities of the class or series issuable upon exercise of this Warrant) or (c) any sale, lease or conveyance to another person or entity of all or substantially all the assets of the Company. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby Holder shall have the right to acquire and receive, upon exercise of this Warrant, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Common Stock as would have been received upon exercise of this Warrant at the Exercise Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to Holder at the last address of Holder appearing on the books of the Company, the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

9.2    If the Company, at any time or from time to time after the issuance of this Warrant, makes a distribution to the holders of the shares of Common Stock other than pursuant to an Adjustment Event (“Additional Property”) then, in each such event, provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the Warrant Shares, the amount of such Additional Property which would have been received if this Warrant had been exercised for Warrant Shares on the record date of such event, subject to adjustments subsequent to the date of such event.

9.3    If any event shall occur as to which the provisions of this Section 9 are not strictly applicable but with respect to which the failure to make any adjustment would not fairly protect the Holders or the anti-dilution rights represented by this Warrant in accordance with its essential intent and principles, then, in each such case, at the request of the Holder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be reasonably satisfactory to the Holder), which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 9, necessary to preserve, without dilution, the purchase rights or rights to the issuance of additional Warrant Shares represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

9.4    The foregoing provisions of this Section 9 shall similarly apply to successive Adjustment Events. These provisions are not meant to broaden or lessen any rights Holder has with respect to the underlying securities available for purchase pursuant to the terms of this Warrant.

10.    ANTI-TAKEOVER PROVISIONS.    The Company has taken all actions necessary to render inapplicable to this Warrant, and inapplicable to the Holder and the Common Stock to be issued to the Holder in connection with the exercise of this Warrant, any and all “fair price,” “moratorium,” “control share acquisition,” “business combination” and other similar statutes or regulations of any state or jurisdiction (collectively, “Takeover Laws”); and without limiting the foregoing, the Board of Directors has taken all actions necessary so that the restrictions on business combinations contained in Sections 78.378-78.3793 and 78.411-78.444 of the Nevada Revised Statutes, and, accordingly, any other section or any other Nevada Takeover Law or similar statute or regulation will not apply with respect to, or as a result of, the execution of this Warrant, without any further action on the part of the Holder or of the Board of Directors.

11.    NO EFFECT ON LENDER RELATIONSHIP.    The Company acknowledges and agrees that, notwithstanding anything in this Warrant or the Purchase Agreement to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of any Holder or any of its Affiliates (a) in its or their capacity as a lender or as agent for lenders to the Company or any of its Subsidiaries pursuant to any agreement under which the Company or any of its Subsidiaries has borrowed money, including, without limitation, the Purchase Agreement, or (b) in its or their capacity as a lender or as agent for lenders to any other Person who has borrowed money. Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (x) its or any of its Affiliates’ status as a Holder, (y) the interests of the Company or its Subsidiaries or (z) any duty it may have to any other Holders or any equityholders of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally. No consent, approval, vote or other action taken or required to be taken by any Holder in such capacity shall in any way impact, affect or alter the rights and remedies of the Holder or any of its Affiliates as a lender or agent for lenders.

12. NOTICE TO HOLDERS.

12.1    Upon any adjustment of this Warrant as provided herein, then and in each such case the Company shall give prompt written notice thereof, by first class mail, postage prepaid, addressed to Holder of this Warrant at its address registered on the books of the Company, which notice shall state (i) the increase or decrease, if any, in the Exercise Price resulting from such adjustment, and (ii) the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of this Warrant, and (iii) any Additional Property and any change in the type of security issuable upon exercise hereof setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

12.2    Subject to the notice provisions of Section 2 hereof, so long as this Warrant shall be outstanding: (a) if the Company shall pay any dividend or make any distribution upon its Common Stock; (b) if the Company shall offer to the holders of its Common Stock for subscription or purchase by them any share of any class or any other rights; or (c) if any capital reorganization of the Company (including, without limitation, any recapitalization, stock dividend, stock split or other capital reorganization), reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation or other entity, sale, lease or transfer of all or substantially all of the property and assets of the Company to another person or entity, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to Holder, at least ten (10) days prior to the date specified in (A) and (B) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights, or (B) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

13.    TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.    Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act, and therefore agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (a) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable Blue Sky or state securities law then in effect, or (b) an exemption from any such registration and qualification. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

14.    NO IMPAIRMENT.    The Company will not, by amendment of its articles of incorporation or bylaws or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

15.    MAILING OF NOTICES, ETC.    All notices and other communications from the Company to Holder shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by Holder. All notices and other communications from Holder or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth on the signature page hereof. If the Company should at any time change the location of its principal office to a place other than as set forth in the initial paragraph hereof, it shall give written notice to Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

16.    CHANGE OR WAIVER.    Any term of this Warrant may be changed or waived only by an instrument in writing signed by the Company and Holder.

17.    HEADINGS.    The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

18.    GOVERNING LAW.    This Warrant will be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflicts of laws principles of that or any other state.

[Signatures on following page]

IN WITNESS WHEREOF, this Common Stock Purchase Warrant is executed and dated as of the Issue Date set forth above.

ODYSSEY MARINE EXPLORATION, INC.
5215 W. Laurel Street
Tampa, FL 33607
Attn: Chief Executive Officer

By:	/s/ Mark D. Gordon
Name: Mark D. Gordon
Title: President and Chief Executive Officer

PURCHASE FORM

Dated:                                         , 201        .

The undersigned, pursuant to the provisions set forth in the attached Warrant No. [            ], hereby irrevocably elects to purchase              shares of the Common Stock covered by such Warrant for the Exercise Price per share as calculated pursuant to the terms of such Warrant and herewith makes payment of $             representing the full purchase price for such shares at the Exercise Price per share provided for in such Warrant.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
(Please typewrite or print in block letters)

Address:

Signature

ANNEX A

CASHLESS EXERCISE FORM

(To be executed upon exercise of Warrants pursuant to Section 2.3 of the Warrant)

The undersigned hereby irrevocably elects to surrender              shares of Common Stock of Odyssey Marine Exploration, Inc. purchasable under the Warrant for              shares of Common Stock issuable in exchange therefor pursuant to the Cashless Exercise provisions of the within Warrant, as provided for in Section 2.3 of such Warrant.

Please issue [a certificate or certificates for] such Common Stock in the name of, and pay cash for fractional shares in the name of:

(Please print name, address, and social security number/tax identification number:)

and, if said amount of Common Stock shall not be all the Common Stock purchasable thereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under the within Warrant be registered in the name of the undersigned Holder or its transferee as below indicated and delivered to the address stated below.

Dated:

Name of Warrant Holder

or transferee:

(Please print)

Address:

Signature:

NOTICE:	The signature on this form must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.